Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

SECOND QUARTER 2016

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii, with a total portfolio that includes 17.3 million square feet of Class A office properties and 3,336 apartment units.

•
Office Fundamentals: In our core Los Angeles office submarkets (which include West L.A. and Sherman Oaks/Encino), average rents continue to rise by more than 10% per year. As a result, straight-line rents for office leases that we signed during the second quarter were up 30.1% from the prior leases covering the same space, with starting cash rents 13.5% higher than the expiring cash rents. We leased 772,883 square feet during the second quarter and, compared to the first quarter, the leased rate for our total office portfolio remained at 92.1% and the occupancy rate increased to 90.7% from 90.4%.

•
Multifamily Fundamentals: Our multifamily portfolio was 99.0% leased. Our multifamily same property cash revenues were up 2.9% over last year. Apartment rent growth seems to have slowed, though the slow down this quarter was exaggerated by some temporary softness at one property in Hawaii.

•
Financial Results: Compared to the prior year quarter, our (i) net income attributable to common stockholders increased by 37.4% to $18.5 million, (ii) Funds From Operations (FFO) increased by 15.3% to $81.8 million, (iii) Adjusted Funds From Operations (AFFO) increased by 11.4% to $66.4 million, and (iv) same property cash NOI increased by 4.1% to $100.3 million.

•
Acquisitions: On July 21, 2016, we acquired a 365,000 square foot class A multi-tenant office property located at 12100 Wilshire Boulevard in the Brentwood submarket of Los Angeles for $225 million, or $616 per square foot. Including known move-outs, the property was 77% leased, significantly below the 98% leased rate in our existing Brentwood portfolio as of June 30, 2016, providing an opportunity to add meaningful value through lease-up. The acquisition increases our ownership share of the Brentwood class A office market from 50% to 61%. The property was acquired by a consolidated joint venture that we manage, and in which we expect to retain a 20% to 30% equity interest, with the remainder held by institutional partners. Due to the below market occupancy of the property, it was acquired using a new secured, non-recourse $90 million interest only loan that matures in July 2019. The loan bears interest at a floating rate of LIBOR plus 1.55%.

•	Dispositions:

◦	We have entered into an agreement to sell a 168,000 square foot office property located in Sherman Oaks, Los Angeles for $56.7 million. We expect the sale to close during the third quarter.

◦	In May, 2016, we completed the planned sale of a portion of our interest in our Westwood joint venture, which reduced our capital interest in that venture to 30%.

•
Debt: Our pro forma net debt to enterprise value was 39% at June 30, 2016, and we have no material debt maturities until August 2018. On June 24, 2016, we closed a seven year, non-recourse, $360 million interest only loan with interest at LIBOR plus 1.55%, which we have effectively fixed at 2.57% for five years. We used a portion of the proceeds to pay off a $256 million loan scheduled to mature in April 2018.

•
Dividends: On July 15, 2016, we paid a quarterly cash dividend of $0.22 per common share, or $0.88 per common share on an annualized basis, to our shareholders of record on June 30, 2016. Our 57.9% AFFO payout ratio leaves us with ample liquidity and room for additional dividend growth.

•
Fully Diluted Shares: During the second quarter, the exercise of outstanding options near the end of their 10 year life reduced our fully diluted outstanding share count by approximately 1.4 million shares. In July 2016, we offset the reduction in our fully diluted share count by selling 1.4 million shares of our common stock through our ATM program. We do not plan to sell additional shares under our ATM program.

•	Guidance: We are increasing our 2016 full year guidance to $1.76 to $1.80 per diluted share for FFO and $1.40 to $1.44 per diluted share for AFFO. See page 23.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Second Quarter 2016 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of June 30, 2016

Office Portfolio

	Consolidated(1)	Total Portfolio(2)
Properties	58	66
Rentable square feet (in thousands)	15,438	17,262
Leased rate	92.1%	92.1%
Occupancy rate	90.7%	90.7%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,336
Leased rate		99.0%

Market Capitalization (in thousands, except price per share)

Closing price per share of common stock (NYSE:DEI)	$35.52
Shares of common stock outstanding	149,215
Fully diluted shares outstanding	178,387
Equity capitalization(3)	$6,336,289
Pro forma net debt(4)	$4,100,347
Pro forma total enterprise value	$10,436,636
Pro forma net debt/total enterprise value	39%

_______________________________________________

(1)
Includes our wholly owned office properties, four office properties in a consolidated joint venture which we manage and own a 30% interest, and one office property in a consolidated joint venture which we manage and own a two-thirds interest.

(2)
Includes our consolidated portfolio and eight office properties in two unconsolidated institutional real estate funds (our Funds)which we manage and own a weighted average of approximately 60% based on square footage.

(3)	Represents our fully diluted shares multiplied by the closing price of our common stock on June 30, 2016.

(4)	Pro forma net debt includes our share of the debt of our consolidated joint ventures and our unconsolidated real estate funds, in each case before deducting non-cash deferred loan costs, and net of cash and cash equivalents. See page 12 of this report for additional information regarding our debt balances and pro forma share of that debt.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of June 30, 2016

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2016

BOARD OF DIRECTORS
____________________________________________________________________________________________

Dan A. Emmett	Our executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	Founder and owner, M Consulting; former Chief Information Officer, UCLA Health System
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer, Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

EXECUTIVE OFFICERS
____________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2016	December 31, 2015
Assets
Investment in real estate:
Land	$993,047	$897,916
Buildings and improvements	6,886,909	5,644,546
Tenant improvements and lease intangibles	768,864	696,647
Property under development	32,871	26,900
Investment in real estate, gross	8,681,691	7,266,009
Less: accumulated depreciation and amortization	(1,796,242)	(1,687,998)
Investment in real estate, net	6,885,449	5,578,011
Real estate held for sale, net	42,591	42,943
Cash and cash equivalents	77,166	101,798
Tenant receivables, net	2,278	1,907
Deferred rent receivables, net	87,473	79,837
Acquired lease intangible assets, net	4,394	4,484
Interest rate contract assets	—	4,830
Investment in unconsolidated real estate funds	145,999	164,631
Other assets	13,153	87,720
Total assets	$7,258,503	$6,066,161

Liabilities
Secured notes payable and revolving credit facility, net(1)	$4,280,925	$3,611,276
Interest payable, accounts payable and deferred revenue	69,691	57,417
Security deposits	43,755	38,683
Acquired lease intangible liabilities, net	71,532	28,605
Interest rate contract liabilities	46,052	16,310
Dividends payable	32,827	32,322
Total liabilities	4,544,782	3,784,613

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,492	1,469
Additional paid-in capital	2,665,241	2,706,753
Accumulated other comprehensive loss	(36,992)	(9,285)
Accumulated deficit	(804,129)	(772,726)
Total Douglas Emmett, Inc. stockholders' equity	1,825,612	1,926,211
Noncontrolling interests	888,109	355,337
Total equity	2,713,721	2,281,548
Total liabilities and equity	$7,258,503	$6,066,161
____________________________________________________

(1)	See page 12 for more information regarding our debt balances.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues
Office rental
Rental revenues	$126,650	$103,808	$237,656	$204,459
Tenant recoveries	10,986	11,463	21,197	21,613
Parking and other income	25,460	21,520	48,622	42,175
Total office revenues	163,096	136,791	307,475	268,247

Multifamily rental
Rental revenues	22,406	21,975	44,833	43,619
Parking and other income	1,713	1,691	3,479	3,400
Total multifamily revenues	24,119	23,666	48,312	47,019

Total revenues	187,215	160,457	355,787	315,266

Operating Expenses
Office expenses	53,381	46,542	101,264	90,741
Multifamily expenses	5,341	5,930	11,372	11,750
General and administrative	9,403	7,473	17,474	14,834
Depreciation and amortization	62,568	51,246	118,120	101,080
Total operating expenses	130,693	111,191	248,230	218,405

Operating income	56,522	49,266	107,557	96,861

Other income	2,143	2,415	4,232	10,974
Other expenses	(1,684)	(1,619)	(3,235)	(3,191)
Income, including depreciation, from unconsolidated funds	1,644	1,207	3,230	2,650
Interest expense	(37,703)	(35,177)	(73,363)	(68,816)
Acquisition-related expenses	(224)	(198)	(1,677)	(488)
Income before gains	20,698	15,894	36,744	37,990
Gain on sale of investment in real estate	1,082	—	1,082	—
Net income	21,780	15,894	37,826	37,990
Less: Net income attributable to noncontrolling interests	(3,298)	(2,446)	(3,978)	(5,843)
Net income attributable to common stockholders	$18,482	$13,448	$33,848	$32,147

Net income per common share - basic	$0.124	$0.092	$0.228	$0.220
Net income per common share - diluted	$0.120	$0.089	$0.221	$0.213

Weighted average shares of common stock outstanding - basic	147,722	145,898	147,479	145,614
Weighted average shares of common stock outstanding - diluted	152,805	150,304	152,166	150,054
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Funds From Operations (FFO)
Net income attributable to common stockholders	$18,482	$13,448	$33,848	$32,147
Depreciation and amortization of real estate assets	62,568	51,246	118,120	101,080
Net income attributable to noncontrolling interests	3,298	2,446	3,978	5,843
Adjustments attributable to consolidated joint ventures and unconsolidated Funds(2)	(1,436)	3,854	3,082	7,935
Gain on sale of investment in real estate	(1,082)	—	(1,082)	—
FFO	$81,830	$70,994	$157,946	$147,005

Adjusted Funds From Operations (AFFO)
FFO	$81,830	$70,994	$157,946	$147,005
Straight-line rent	(4,717)	(1,141)	(7,636)	(3,366)
Net accretion of acquired above and below market leases(3)	(5,010)	(3,141)	(8,314)	(12,940)
Loan costs	2,723	2,201	4,061	3,974
Recurring capital expenditures, tenant improvements and leasing commissions	(13,905)	(11,713)	(26,201)	(27,006)
Non-cash compensation expense	4,078	3,676	8,175	7,314
Adjustments attributable to consolidated joint ventures and unconsolidated funds(2)	1,406	(1,244)	893	(1,897)
AFFO	$66,405	$59,632	$128,924	$113,084

Weighted average fully diluted shares	179,405	177,621	178,921	177,571
FFO per share- fully diluted	$0.46	$0.40	$0.88	$0.83
AFFO per share- fully diluted	$0.37	$0.34	$0.72	$0.64
Dividends declared per share	$0.22	$0.21	$0.44	$0.42
AFFO payout ratio(4)	57.9%	61.2%	59.6%	64.5%
____________________________________________________

(1)
Reflects the FFO and AFFO attributable to the common stockholders and noncontrolling interests in our Operating Partnership, after (i) adding our share of the FFO and AFFO from our unconsolidated Funds and (ii) subtracting the FFO and AFFO attributable to the noncontrolling interests in our consolidated joint ventures.

(2)
Adjusts for the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

(3)
The six months ended June 30, 2015 includes $6.6 million of accretion for an above-market ground lease related to the acquisition of land under one of our office buildings during the first quarter of 2015.

(4)	Based on dividends paid within the respective quarter (i.e. declared in the preceding quarter).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Same Property Statistics & Net Operating Income
(Unaudited; in thousands, except statistics)

	As of June 30,
	2016	2015
Office Statistics
Number of properties	50	50
Rentable square feet (in thousands)	12,611	12,556
Ending % leased	92.4%	92.9%
Ending % occupied	91.0%	91.0%
Quarterly average % occupied	91.0%	91.0%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	98.7%	99.8%

	Three Months Ended June 30,		% Favorable
	2016	2015	(Unfavorable)
GAAP Basis Net Operating Income (NOI)(1)
Office revenues	$129,788	$128,094	1.3%
Office expenses	(41,950)	(42,865)	2.1%
Office NOI	87,838	85,229	3.1%

Multifamily revenues	20,489	20,006	2.4%
Multifamily expenses	(4,300)	(4,852)	11.4%
Multifamily NOI	16,189	15,154	6.8%

	$104,027	$100,383	3.6%

Cash Basis Net Operating Income (NOI)(1)
Office revenues	$126,886	$124,922	1.6%
Office expenses	(41,963)	(42,877)	2.1%
Office NOI	84,923	82,045	3.5%

Multifamily revenues	19,646	19,100	2.9%
Multifamily expenses	(4,300)	(4,852)	11.4%
Multifamily NOI	15,346	14,248	7.7%

	$100,269	$96,293	4.1%

____________________________________________

(1)	For a reconciliation of these items to GAAP Net Income, please see page 10.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2016	2015

Same property office revenues - cash basis	$126,886	$124,922
GAAP adjustments per definition of NOI - cash basis	2,902	3,172
Same property office revenues - GAAP basis	129,788	128,094

Same property office expenses - cash basis	(41,963)	(42,877)
GAAP adjustments per definition of NOI - cash basis	13	12
Same property office expenses - GAAP basis	(41,950)	(42,865)

Office NOI - GAAP basis	87,838	85,229

Same property multifamily revenues - cash basis	19,646	19,100
GAAP adjustments per definition of NOI - cash basis	843	906
Same property multifamily revenues - GAAP basis	20,489	20,006

Same property multifamily expenses - cash basis	(4,300)	(4,852)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(4,300)	(4,852)

Multifamily NOI - GAAP basis	16,189	15,154

Same property NOI - GAAP basis	104,027	100,383
Non-comparable office revenues	33,308	8,697
Non-comparable office expenses	(11,431)	(3,677)
Non-comparable multifamily revenues	3,630	3,660
Non-comparable multifamily expenses	(1,041)	(1,078)
NOI - GAAP basis	128,493	107,985
General and administrative	(9,403)	(7,473)
Depreciation and amortization	(62,568)	(51,246)
Operating income	56,522	49,266
Other income	2,143	2,415
Other expenses	(1,684)	(1,619)
Income, including depreciation, from unconsolidated real estate funds	1,644	1,207
Interest expense	(37,703)	(35,177)
Acquisition-related expenses	(224)	(198)
Income before gains	20,698	15,894
Gain on sale of investment in real estate	1,082	—
Net income	21,780	15,894
Less: Net income attributable to noncontrolling interests	(3,298)	(2,446)
Net income attributable to common stockholders	$18,482	$13,448

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Our Pro Forma Share of Cash Basis NOI
(Unaudited, in thousands)

The tables below (in thousands) presents our pro forma share of Cash Basis NOI, consolidating our wholly owned properties, consolidated joint ventures and unconsolidated funds, and eliminating the share of Cash Basis NOI attributable to third party investors:

	Three months ended June 30, 2016

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)	Total

Revenues	$162,931	$24,284	$17,762	$204,977
Operating expenses	(50,630)	(8,092)	(6,038)	(64,760)
GAAP Basis NOI	112,301	16,192	11,724	140,217
Less:
Straight-line rent	(1,689)	(3,028)	(298)	(5,015)
Above/below-market lease revenue	(2,159)	(2,851)	(35)	(5,045)
Cash Basis NOI	108,453	10,313	11,391	130,157
Share attributable to outside interests(3)		(4,679)	(4,414)	(9,093)
Our Share of Cash Basis NOI(4)	$108,453	$5,634	$6,977	$121,064

	Six months ended June 30, 2016

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)	Total

Revenues	$322,982	$32,805	$35,237	$391,024
Operating expenses	(101,630)	(11,006)	(12,184)	(124,820)
GAAP Basis NOI	221,352	21,799	23,053	266,204
Less:
Straight-line rent	(3,468)	(4,168)	(555)	(8,191)
Above/below-market lease revenue	(4,488)	(3,826)	(66)	(8,380)
Cash Basis NOI	213,396	13,805	22,432	249,633
Share attributable to outside interests(3)		(5,936)	(8,478)	(14,414)
Our Share of Cash Basis NOI(4)	$213,396	$7,869	$13,954	$235,219
______________________________________________________

(1)
Represents the operating results on a stand-alone basis (with property management fees excluded from operating expenses as a consolidating entry) for two consolidated joint ventures in which third party investors hold ownership interests. These joint ventures own a combined five class A office properties, totaling 1.8 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital as well as additional distributions based on Cash Basis NOI, (ii) fees for property management and other services and (iii) reimbursement of certain acquisition expenses and certain other costs. The share of Cash Basis NOI attributable to outside interests reflect our sale of thirty-percent of the equity in the Westwood joint venture in May 2016.

(2)
Represents the operating results on a stand-alone basis (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight class A office properties, totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions in addition to distributions based on invested capital, (ii) a carried interest if the investors’ distributions exceed a hurdle rate and (iii) fees for property management and other services and (iv) reimbursement of certain costs.

(3)	Deducts the share of Cash Basis NOI attributable to interests other than our fully diluted shares under the applicable agreements.

(4)	Represents the share of Cash Basis NOI attributable to our fully diluted shares.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Debt Balances (As of June 30, 2016, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Debt - Wholly Owned Subsidiaries

12/24/2016		$20,000	$20,000	LIBOR + 1.45%	--
2/28/2018		1,000	1,000	3.00%	--
8/1/2018		530,000	530,000	3.74%	8/1/2016
8/5/2018	(4)	352,994	352,994	4.14%	--
2/1/2019	(4)	151,336	151,336	4.00%	--
6/5/2019	(5)	285,000	285,000	3.85%	--
10/1/2019		145,000	145,000	LIBOR + 1.25%	--
3/1/2020	(6)	348,602	348,602	4.46%	--
11/2/2020		388,080	388,080	3.65%	11/1/2017
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/2/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
8/21/2020	(7)	—	—	LIBOR + 1.40%	--
Total Wholly Owned Debt		$3,719,412	$3,719,412

Consolidated Debt - Joint Ventures

3/1/2017		$15,740	$10,493	LIBOR + 1.60%	--
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Debt	(8)	$4,315,152	$3,903,905

Unconsolidated Debt of our Funds

5/1/2018		$325,000	$222,980	2.35%	5/1/2017
3/1/2023		110,000	26,680	2.30%	3/1/2021
Total Unconsolidated Debt		$435,000	$249,660

Total Debt			$4,153,565

Except as otherwise noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)
Eliminates the share held by non controlling interests in our consolidated joint ventures and investors in our unconsolidated Funds by multiplying the principal balance by our share of the borrowing entity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule. Interest rate is fixed until March 1, 2018.

(7)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%

(8)
At June 30, 2016, the weighted average remaining life, including extension options, of our total consolidated term debt (excluding our revolving credit facility) was 4.8 years. For the $4.13 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average (i) remaining life was 4.8 years, (ii) remaining period during which the interest rate was fixed was 3.0 years, (iii) annual interest rate was 3.31% and (iv) effective interest rate was 3.46% (including the non-cash amortization of deferred loan costs). On our balance sheet, we carry our secured debt net of deferred loan costs in accordance with GAAP, as follows:

Total Consolidated Debt	$4,315,152
Deferred loan costs, net	(34,227)
Total Consolidated Debt, net	$4,280,925

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2016

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	9	1,861,339	10.8%	7,408,659	22.2%
Brentwood	14	1,672,849	9.7	3,356,126	49.8
Burbank	1	420,949	2.4	6,733,458	6.3
Century City	3	940,912	5.5	10,064,599	9.3
Honolulu	4	1,716,715	9.9	5,088,599	33.7
Olympic Corridor	5	1,115,657	6.5	3,524,632	31.7
Santa Monica	8	973,169	5.6	9,526,221	10.2
Sherman Oaks/Encino	13	3,615,773	21.0	6,171,530	58.6
Warner Center/Woodland Hills	3	2,821,699	16.3	7,203,647	39.2
Westwood	6	2,123,035	12.3	4,443,398	47.8
Total	66	17,262,097	100.0%	63,520,869	26.8%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2016
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	97.0%	$76,149,381	$43.02	$3.59
Brentwood	97.9	62,161,426	38.71	3.23
Burbank	100.0	16,022,903	38.06	3.17
Century City	93.2	35,093,302	41.40	3.45
Honolulu(3)	86.2	47,662,966	32.90	2.74
Olympic Corridor	98.0	34,217,856	32.41	2.70
Santa Monica(4)	98.7	55,494,749	58.71	4.89
Sherman Oaks/Encino	91.9	106,467,901	33.47	2.79
Warner Center/Woodland Hills	85.3	65,315,300	28.20	2.35
Westwood	89.3	80,122,383	43.97	3.66
Total / Weighted Average	92.1%	$578,708,167	37.55	3.13

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended June 30, 2016				$0.07
For the six months ended June 30, 2016				$0.14

_______________________________________________________________

(1)	Includes 240,236 square feet with respect to signed leases not yet commenced at June 30, 2016.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at June 30, 2016).

(3)	Includes $2,855,236 of annualized rent attributable to a health club that we operate.

(4)	Includes $2,142,943 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2016

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,397	49.9%	1,930,249	12.5%	$71,516,076	12.4%
2,501-10,000	1,032	36.9	5,028,493	32.6	183,075,176	31.6
10,001-20,000	234	8.4	3,202,852	20.8	120,266,538	20.8
20,001-40,000	99	3.5	2,646,657	17.2	101,413,303	17.5
40,001-100,000	30	1.1	1,644,024	10.7	66,697,869	11.5
Greater than 100,000	5	0.2	961,114	6.2	35,739,204	6.2
Total	2,797	100.0%	15,413,389	100.0%	$578,708,167	100.0%

Our median tenant size is approximately 2,500 square feet and our average tenant size is approximately 5,500 square feet.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2016

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	2	2	2017-2019	430,810	2.5%	$16,333,702	2.8%
William Morris Endeavor(3)	1	1	2027	184,995	1.1	9,539,903	1.7
UCLA(4)	20	9	2016-2022	186,865	1.1	8,213,041	1.4
Equinox Fitness(5)	5	5	2018-2033	180,087	1.0	6,934,355	1.2
Total	28	17		982,757	5.7%	$41,021,001	7.1%

(1) Expiration dates are per lease. Ranges reflects leases other than storage and similar leases.
(2) The square footage under these leases expire as follows: 10,000 square feet in 2017 and 421,000 square feet in 2019.
(3) Tenant has an option to terminate this lease in 2022.

(4) The square footage under these leases expire as follows: 6,000 square feet in 2016, 38,000 square feet in 2017, 13,000 square feet in 2018, 13,000 square feet in 2019, 39,000 square feet in 2020, 41,000 square feet in 2021 (tenant has options to terminate 7,000 square feet in either 2017 or 2020), and 36,000 square feet in 2022 (tenant has options to terminate 12,000 square feet in 2017 and 24,000 square feet in 2020). Does not include a 15,000 square foot lease commencing September 2016.

(5) The square footage under these leases expire as follows: 44,000 square feet in 2018, 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027 and 30,000 square feet in 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of June 30, 2016

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	544	17.9%
Financial Services	355	13.8
Entertainment	203	13.2
Real Estate	242	9.9
Accounting & Consulting	331	9.4
Health Services	366	9.0
Retail	198	6.2
Technology	125	5.7
Insurance	109	4.8
Educational Services	48	2.9
Public Administration	93	2.5
Advertising	75	2.3
Other	108	2.4
Total	2,797	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of June 30, 2016
(1) Average of the percentage of leases at June 30, 2013, 2014, 2015 with the same remaining duration as the leases for the labeled year had at June 30, 2016. Acquisitions are included in the prior year average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2016	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	55	185,478	1.1%	$5,686,195	1.0%	$30.66	$30.66
2016	209	655,805	3.8	22,743,888	3.9	34.68	35.01
2017	640	2,632,539	15.3	93,025,043	16.1	35.34	36.34
2018	539	2,211,756	12.8	85,937,967	14.9	38.86	41.05
2019	396	2,108,878	12.2	77,730,992	13.4	36.86	40.01
2020	352	2,142,148	12.4	80,481,860	13.9	37.57	42.05
2021	280	1,796,103	10.4	67,972,148	11.8	37.84	43.95
2022	103	867,609	5.0	31,431,031	5.4	36.23	43.29
2023	79	934,417	5.4	32,968,100	5.7	35.28	42.97
2024	55	483,870	2.8	18,126,118	3.1	37.46	47.67
2025	37	494,328	2.9	22,685,322	3.9	45.89	60.27
Thereafter	52	900,458	5.2	39,919,503	6.9	44.33	61.15
Subtotal/Weighted Average	2,797	15,413,389	89.3%	578,708,167	100.0%	37.55	42.44
Signed leases not commenced		240,236	1.4
Available		1,361,067	7.9
Building Management Use		119,419	0.7
BOMA Adjustment(3)		127,986	0.7
Total/Weighted Average	2,797	17,262,097	100.0%	$578,708,167	100.0%	37.55	42.44

___________________________________________________

(1)	Represents annualized rent at June 30, 2016 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2016

	Q3 2016	Q4 2016	Q1 2017	Q2 2017

Expiring Square Feet(1)	156,883	498,922	663,514	525,912
Percentage of Portfolio	0.9%	2.9%	3.8%	3.0%
Expiring Rent per Square Foot(2)	$32.52	$35.80	$36.84	$38.47

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q3 2016	Q4 2016	Q1 2017	Q2 2017

Beverly Hills	Expiring SF(1)	7,463	26,486	100,824	61,597
	Expiring Rent per SF(2)	$38.58	$38.76	$40.06	$39.84

Brentwood	Expiring SF(1)	47,361	50,634	100,424	73,550
	Expiring Rent per SF(2)	$32.38	$39.17	$40.08	$37.16

Century City	Expiring SF(1)	8,143	20,072	12,573	62,086
	Expiring Rent per SF(2)	$36.19	$42.17	$38.63	$46.89

Honolulu	Expiring SF(1)	7,639	54,712	26,028	49,468
	Expiring Rent per SF(2)	$32.95	$33.60	$30.89	$30.52

Olympic Corridor	Expiring SF(1)	18,377	69,971	35,661	36,706
	Expiring Rent per SF(2)	$31.56	$30.40	$32.26	$31.18

Santa Monica	Expiring SF(1)	—	22,693	15,405	23,551
	Expiring Rent per SF(2)	—	$47.63	$49.57	$66.29

Sherman Oaks/Encino	Expiring SF(1)	43,008	164,187	172,192	85,975
	Expiring Rent per SF(2)	$31.96	$34.08	$33.26	$33.32

Warner Center/Woodland Hills	Expiring SF(1)	19,372	37,331	73,057	50,447
	Expiring Rent per SF(2)	$28.07	$29.18	$29.45	$28.93

Westwood	Expiring SF(1)	5,520	52,836	127,350	82,532
	Expiring Rent per SF(2)	$42.69	$43.01	$41.60	$43.56

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of June 30, 2016, other than 185,478 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended June 30, 2016

		Rentable Square feet	Percentage

Net Absorption During Quarter(1)		4,424	0.03%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	82	283,074	67
Renewal leases	115	489,809	65
All leases	197	772,883	65

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$41.79	$44.26	N/A
Prior leases for the same space	$32.69	$34.02	$36.83
Percentage change	27.9%	30.1%	13.5%	(3)

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$39.83	$7.18
Renewal leases signed during the quarter	$25.96	$4.83
All leases signed during the quarter	$31.04	$5.71

________________________________________________________________

(1)	Net absorption excludes the impact of acquisitions, dispositions and building remeasurements during the quarter.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding short term leases and leases on space where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

(4)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2016

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	100.0%	$28,586,640	$2,508
Honolulu	97.9	32,867,556	1,788
Santa Monica(1)	100.0	27,063,384	2,750
Total / Weighted Average	99.0%	$88,517,580	2,234

Recurring Multifamily Capital Expenditures per Unit

For the three months ended June 30, 2016	$120

For the six months ended June 30, 2016	$213

________________________________________________________________

(1)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $400,968.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Developments

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including the new entry and common area facilities, the new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units (net)	Estimated Cost	Anticipated Delivery of First Units
475	$120 million	Late 2017
We are adding 475 units (net of existing units removed) to our Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The $120 million estimated cost of the new units does not include the cost of the land which we owned before beginning the project. We also plan to invest additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	2017	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning ocean views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or unanticipated delays. The $120 - $140 million estimated cost does not include the cost of the land or the existing underground parking garage, both of which we owned before beginning the project.

NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2016 OUTLOOK

Metric	2016 Guidance
Funds From Operations (FFO)	$1.76 to $1.80 per share
Adjusted Funds From Operations (AFFO)	$1.40 to $1.44 per share

Although not exhaustive, the following list is representative of certain of the assumptions we used in providing this guidance:

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy	Based on our total office portfolio and reflects the impact of higher vacancy acquisitions.	90% to 91.5%	Unchanged
Residential Leased Rate	We manage our apartment portfolio to be fully leased due to rent control in our markets.	Essentially Fully Leased	Unchanged
Same Property Cash NOI	Includes fees from early lease terminations and prior year CAM reconciliations.	Annual Increase of 4.5% to 5.5%	Unchanged
Core Same Property Cash NOI	Excludes fees from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5.5% to 6.5%	Unchanged
Net Revenue from Above/Below Market Leases	Includes 100% (not our pro rata share) of the impact of acquisitions by our consolidated joint ventures.	$16.5 to $18.5 million	Revised
Straight-Line Revenue	Includes 100% (not our pro rata share) of the impact of acquisitions by our consolidated joint ventures.	$13.5 to $15.5 million	Revised
G&A		$32 to $35 million	Unchanged
Interest Expense		$147 to $150 million	Unchanged
Weighted Average Fully Diluted Shares	The increased guidance solely reflects increases in our average stock price. The reduction from option exercises was offset by the completed sale of stock through the ATM.	179 to 180 million	Revised
Other Income (net)	Excludes the impact of any special items.	$1.5 to 2.5 million	Unchanged
Except as disclosed, our guidance does not include the impact from possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Only a few of our assumptions underlying our guidance are noted above, and our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.
We have not reconciled our guidance range to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure. As a result of the inherent difficulty of forecasting the timing and amount of items that impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items, we cannot provide a meaningful or accurate estimation of reconciling items without unreasonable effort, nor can we reasonably the probable significance of the unavailable information. Attempting to reconcile to our guidance range of FFO per common share/unit - diluted would imply a degree of precision as to our forward-looking net income available to common stockholders per common share - diluted that could be confusing or misleading to investors.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. Recurring capital expenditures means building improvements and leasing costs required to maintain current revenues once a property has been stabilized, generally excluding capital expenditures and leasing costs for items such as acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and our ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date (does not include 240,236 square feet with respect to signed leases not yet commenced at June 30, 2016) and expiring after the reporting date.  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent recovered from insurance.

Average Occupancy Rates: Calculated by averaging the occupancy rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the occupancy rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Diluted Shares:  Diluted shares include common stock and other convertible equity instruments, but not units in our Operating Partnership.

Fully Diluted Shares:  Fully diluted shares include our diluted shares as well as units in our Operating Partnership.

Funds From Operations (FFO):  We calculate FFO before net income attributable noncontrolling interests in accordance with the standards established by NAREIT. FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of Real Estate Investments Trusts (REITs), FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs FFO.  FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: Refers to accounting principles generally accepted in the United States.

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Definitions

Net Operating Income (NOI):  NOI is a non-GAAP financial measure consisting of the revenue and expenses attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
GAAP Basis NOI: is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	Cash basis NOI: is calculated by excluding from the GAAP basis NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

 We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of June 30, 2016.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of these properties except for five office properties totaling approximately 1.8 million square feet, which we own through two consolidated joint ventures. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Rentable Square Feet:  Based on the BOMA remeasurement.  At June 30, 2016, total consists of 15,653,625 leased square feet (including 240,236 square feet with respect to signed leases not commenced), 1,361,067 available square feet, 119,419 building management use square feet and 127,986 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared. Our same property results do not include the results of our unconsolidated Funds.  We excluded from our same property set for this quarter any properties (i) acquired on or after January 1, 2015; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2015; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2015. Our same properties for 2016 include all of our consolidated properties other than (i) four office properties totaling approximately 1.7 million square feet which we acquired during the first quarter of 2016 through the Westwood Joint Venture (in which we own a thirty percent interest as of June 30, 2016), (ii) a 227,000 square foot office property that we acquired in March 2015, (ii) a 696 unit multifamily property in Honolulu where we expect to add a net additional 475 units, (iii) a 661,000 square foot office property which included a 35,000 square foot gym which is undergoing a repositioning, (vi) a 79,000 square foot office property in Honolulu (a joint venture in which we own a 66.67% interest) undergoing a repositioning and (v) a 168,000 square foot office property which is classified as held for sale.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of June 30, 2016, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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